Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statements on Form S-1 of Rocky Mountain Chocolate Factory, Inc. of our report dated May 30, 2023 relating to the financial statements of Rocky Mountain Chocolate Factory, Inc, which appears in the Form10-K dated May 30, 2023. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

September 5, 2024